WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE>    5

                     FINANCIAL DATA SCHEDULE

The following schedule contains summary financial information as of December 31, 1999 that has been extracted from the audited financial statements of Landstar, Inc. (the "Company") and is qualified in its entirety by reference to such financial
statements.  The Company's financial statements as of
December 31, 1999 have been audited by Hein + Associates LLP, independant auditors.
<PERIOD TYPE>                                  YEAR
<FISCAL-YEAR-END>                         Dec-31-1999
<PERIOD-START>                            Jan-01-1999
<PERIOD-END>                              Dec-31-1999
<CASH>                                       10,042
<SECURITIES>                                      0
<RECEIVABLES>                                26,793
<ALLOWANCES>                                      0
<INVENTORY>                                       0
<CURRENT-ASSETS>                             43,702
<PP&E>                                      696,917
<DEPRECIATION>                                3,000
<TOTAL-ASSETS>                            1,475,327
<CURRENT-LIABILITIES>                       563,129
<BONDS>                                           0
<PREFERRED-MANDATORY>                             0
<PREFERRED>                                       0
<COMMON>                                     37,296
<OTHER-SE>                                4,298,900
<TOTAL-LIABILITY-AND-EQUITY>              1,475,327
<SALES>                                           0
<TOTAL-REVENUES>                                  0
<CGS>                                             0
<TOTAL-COSTS>                                     0
<OTHER-EXPENSES>                          1,457,405
<LOSS-PROVISION>                                  0
<INTEREST-EXPENSE>                           17,126
<INCOME-PRETAX>                          (1,474,531)
<INCOME-TAX>                                      0
<INCOME-CONTINUING>                      (1,474,531)
<DISCONTINUED>                                    0
<EXTRAORDINARY>                                   0
<CHANGES>                                         0
<NET-INCOME>                             (1,474,531)
<EPS-BASIC>                                  (.05)
<EPS-DILUTED>                                  (.05)